As filed with the Securities and Exchange Commission on June 13, 2017

Registration No. 333-218140

UNITED STATES

securities and exchange commission

Washington, D.C. 20549

Pre-Effective

Amendment No. 3

to

form s-1

Registration Statement Under The Securities Act of 1933

Interpace Diagnostics Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3841	22-2919486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Morris Corporate Center 1, Building A

300 Interpace Parkway, Parsippany, NJ 07054

(844) 405-9655

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jack Stover

President and Chief Executive Officer

Interpace Diagnostics Group, Inc.

Morris Corporate Center 1, Building A

300 Interpace Parkway, Parsippany, NJ 07054

(844) 405-9655

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

COPIES TO:

Merrill M. Kraines, Esq. Pepper Hamilton LLP The New York Times Building 37th Floor 620 Eighth Avenue New York, NY 10018-1405 (212) 808-2711	Barry I. Grossman, Esq. Benjamin S. Reichel, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]
Emerging Growth Company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)		Amount of Registration Fee
Common stock, $0.01 par value per share	$14,950,000	(4)		$1,732.71
Pre-funded warrants to purchase shares of common stock and common stock issuable upon exercise thereof	$14,950,000	(4)		$1,732.71
Common warrants to purchase shares of common stock		$(5)(7)	$
Shares of common stock issuable upon exercise of the common warrants	$17,940,000	(8)		$2,079.25
Total	$47,840,000			$5,544.67	(6)

(1)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)	Includes the offering price of additional securities that the underwriters have the option to purchase.

(4)	The proposed maximum offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, will remain at $14,950,000.

(5)	The common warrants to be issued to investors hereunder are included in the price of the common stock and/or pre-funded warrants, as applicable, above.

(6)	Of which $3,811.96 was previously paid.

(7)	No fee pursuant to Rule 457(g) under the Securities Act.

(8)	We assumed the common warrants were exercisable at a per share exercise price equal to 120% of the public offering price. The proposed maximum aggregate public offering price of the warrants was calculated to be $17,940,000, which is equal to 120% of $14,950,000

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1 is being filed solely to correct the amount of the applicable registration fee with respect to the potential aggregate offering price of the pre-funded warrants. Accordingly, a preliminary prospectus has been omitted.

PART II

Information Not Required in Prospectus

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses, other than placement agent fees and expenses, payable in connection with the registration of the common stock hereunder. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item	Amount to be paid
SEC registration fee	$5,544.67
FINRA filing fee	$5,680
Printing expenses	25,000
Legal fees and expenses	275,000
Accounting fees and expenses	50,000
Transfer Agent fees and expenses	5,000
Miscellaneous expenses	0
Total	366,224.67

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation, as amended and as may be further amended and in effect from time to time, which we refer to as the amended certificate of incorporation, provides that our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for payment of dividends or approval of stock purchases or redemptions that are prohibited by the General Corporation Law of the State of Delaware, as amended, which we refer to as the DGCL, or for any transaction from which the director derived an improper personal benefit. Under the DGCL, our directors have a fiduciary duty to us that is not eliminated by this provision of the amended certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. This provision also does not affect our directors’ responsibilities under any other laws, such as federal securities laws or state or federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors or officers of the corporation, if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The amended certificate of incorporation provides that, to the fullest extent permitted by Section 145 of the DGCL, we shall indemnify any person who is or was a director or officer of us, or is or was serving at our request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL. Our amended and restated bylaws provide that we will indemnify any person who was or is a party or threatened to be made a party to any proceeding by reason of the fact that such person is or was a director or officer of us or is or was serving at our request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL. In addition, we have entered into agreements with each of our directors and officers under which, among other things, we have agreed to indemnify the director or officer against expenses incurred in any proceeding, including any action by us, in which the director or officer was, is or is threatened to be made a party or a participant by reason of his or her status as a present or former director, officer, employee or agent of us or, at our request, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. At present, there is no pending litigation or proceeding involving any director or officer as to which indemnification will be required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Section 145 of the DGCL also empowers a corporation to purchase insurance for its officers and directors for such liabilities. We maintain liability insurance for our officers and directors.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following summarizes the securities that we sold within the past three years without registering the securities under the Securities Act. All of these sales were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

On October 31, 2014, we issued an interest-free Note to RedPath Equityholder Representative, LLC (the “Equityholder Representative”), on behalf of the equityholders of RedPath (the “Equityholders”), at the closing of the Agreement and Plan of Merger (the “Agreement”), dated October 31, 2014, to acquire RedPath Integrated Pathology, Inc. (“RedPath”) for $11.0 million to be paid in eight equal consecutive quarterly installments beginning October 1, 2016. We also entered into the Contingent Consideration Agreement with the Equityholder Representative.We agreed to issue to the Equityholders 500,000 shares of our common stock, par value $0.01, upon acceptance for publication of a specified article related to PathFinderTG ® for the management of Barrett’s esophagus, and an additional 500,000 shares of the Company’s Common Stock upon the commercial launch of PathFinderTG ® for the management of Barrett’s esophagus.

On January 20, 2017, we entered into a placement agency agreement with Maxim Group LLC in connection with the registered direct public offering of 855,000 shares of our common stock, par value $0.01 per share. In a concurrent private placement, we agreed to sell through Maxim Group LLC as placement agent warrants to purchase 855,000 shares of common stock (the “Concurrent Warrants”) with an exercise price of $4.69 per Concurrent Warrant. The combined purchase price for one common share and one Concurrent Warrant was $4.69.

In March 29, 2017 we agreed to issue 5-year warrants for an aggregate 100,000 shares of our common stock at an exercise price of $4.69 to the former RedPath equity shareholders (our former secured creditors) in exchange for the termination of future royalty and milestone payments related to sales of certain of our products arising out of our acquisition of Redpath Integrated Pathology Inc. in October 2014.

On April 18, 2017, we entered into an amendment and exchange agreement with an institutional investor, and agreed to exchange $3,547,775 of our senior secured note, dated March 23, 2017, for $3,547,775 of our senior secured convertible note, dated April 18, 2017. The senior secured convertible note is identical in all material respects to our senior secured convertible note dated March 23, 2017 except for the initial conversion price and requiring stockholder approval to adjust the conversion price or the right to substitute the variable price for the conversion price, which provisions have been waived by the investor. The initial conversion price of the senior secured convertible note was $2.20.

Between March 23, 2017 and April 18, 2017, we issued 3,795,429 shares of our common stock upon conversion of our senior secured convertible notes. As a result, the outstanding amount of our senior secured convertible notes was reduced to zero.

	Amount of Senior
Date of	Secured Convertible Note	Shares of company	Conversion price
Conversion	so converted	stock issued	per share
March 23, 2017	$122,000	50,000	$2.44
March 28, 2017	25,000	10,248	2.44
March 29, 2017	1,275,000	522,648	2.44
March 30, 2017	2,799,663	1,147,638	2.44
April 3, 2017	200,000	81,992	2.44
April 18, 2017	900,000	369,126	2.44
April 18, 2017	3,547,775	1,613,777	2.20
Totals	$8,869,438	3,795,429

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

See the Exhibit Index included following the signature page of this registration statement.

ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Parsippany, State of New Jersey, on June 13, 2017.

INTERPACE DIAGNOSTICS GROUP, INC.

By:	/s/ Jack E. Stover
Jack E. Stover
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Jack E. Stover	President, Chief Executive Officer,	June 13, 2017
Jack E. Stover	and Director
(Principal Executive Officer)

/s/ James E. Early	Chief Financial Officer	June 13, 2017
James E. Early	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jack E. Stover *	Director	June 13, 2017
Joseph Keegan, PhD

/s/ Jack E. Stover *	Director	June 13, 2017
Stephen J. Sullivan

* Pursuant to power of attorney

EXHIBIT INDEX

Exhibit Number	Description

1.1 *	Form of Underwriting Agreement

2.1*	Asset Purchase Agreement, dated August 13, 2014, by and between Interpace Diagnostics, LLC and Asuragen, Inc., incorporated by reference to the designated exhibit of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 5, 2014

2.2*	Agreement and Plan of Merger, dated October 31, 2014, by and among RedPath Integrated Pathology, Inc., the Company, Interpace Diagnostics, LLC, RedPath Acquisition Sub, Inc. and RedPath Equityholder Representative, LLC, incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015

2.3*	Asset Purchase Agreement, dated as of October 30, 2015, by and between Publicis Touchpoint Solutions, Inc. and PDI, Inc. is incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on November 2, 2015

3.1*	Certificate of Incorporation of PDI, Inc. (n.k.a. Interpace Diagnostics Group, Inc.), incorporated by reference to the designated exhibit of the Company’s Registration Statement on Form S-1 (File No. 333-46321), filed with the SEC on May 19, 1998

3.2*	Certificate of Amendment of Certificate of Incorporation of PDI, Inc. (n.k.a. Interpace Diagnostics Group, Inc.), incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC on March 13, 2002

3.3*	Certificate of Amendment to the Certificate of Incorporation of PDI, Inc. (n.k.a. Interpace Diagnostics Group, Inc.), incorporated by reference to the designated exhibit of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the SEC on August 14, 2012

3.4*	Amended and Restated By-Laws of PDI, Inc. (n.k.a. Interpace Diagnostics Group, Inc.), incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 6, 2014

3.5*	Certificate of Amendment to the Certificate of Incorporation of PDI, Inc. (n.k.a. Interpace Diagnostics Group, Inc.), incorporated by reference to the designated exhibit of the Company’s Form 8-K filed with the SEC on December 23, 2015

3.6*	Certificate of Amendment to the Certificate of Incorporation of PDI, Inc. (n.k.a. Interpace Diagnostics Group, Inc.), incorporated by reference to the designated exhibit of the Company’s Form 8-K filed with the SEC on December 23, 2015

3.7*	Certificate of Amendment to the Certificate of Incorporation of Interpace Diagnostics Group, Inc., incorporated by reference to the designated exhibit of the Company’s Current Report on Form 8-K filed with the SEC on December 28, 2016

3.8*	Form of Warrant to Purchase Stock of Interpace Diagnostics Group, Inc., issued to purchasers of convertible promissory notes (incorporated by reference to Exhibit 4.5 to the Company’s Form 10-K, filed with the SEC on March 9, 2016)

4.1*	Specimen Certificate Representing the Common Stock, incorporated by reference to the designated exhibit of the Company’s Registration Statement on Form S-1 (File No. 333-46321), filed with the SEC on May 19, 1998

4.2*	Form of Prepaid Common Stock Purchase Warrant, incorporated by reference to the designated exhibit of the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2016

4.3*	Form of Pre-Funded Warrant

4.4*	Form of Common Warrant

4.5*	Form of Underwriter Warrant

4.6*	Form of Warrant Agreement

5.1*	Opinion of counsel with respect to the legality of the securities being registered

10.1**	2000 Omnibus Incentive Compensation Plan, incorporated by reference to the designated exhibit of the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2014

10.2**	Executive Deferred Compensation Plan, incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 8, 2010

10.3**	Amended and Restated 2004 Stock Award and Incentive Plan, incorporated by reference to the designated exhibit of the Company’s definitive proxy statement filed with the SEC on April 28, 2004

10.4**	Form of Restricted Stock Unit Agreement for Employees, incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 8, 2009

10.5**	Form of Stock Appreciation Rights Agreement for Employees, incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 8, 2009

10.6**	Form of Restricted Stock Unit Agreement for Directors, incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 8, 2009

10.7**	Form of Restricted Share Agreement, incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 8, 2010

10.8**	Offer Letter between the Company and Graham G. Miao, dated October 14, 2014, incorporated by reference to the designated exhibit of the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2014

10.9**	Employment Separation Agreement between the Company and Graham G. Miao, incorporated by reference to the designated exhibit of the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2014

10.10**	Confidential Information, Non-Disclosure, Non-Competition, Non-Solicitation and Rights to Intellectual Property Agreement between the Company and Graham G. Miao, dated October 14, 2014, incorporated by reference to the designated exhibit of the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2014

10.11**	Form of Restricted Stock Unit Inducement Agreement, by and between the Company and Graham G. Mio, incorporated by reference to the designated exhibit of the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2014

10.12**	Stock Appreciation Rights Inducement Agreement by and between the Company and Graham G. Miao, incorporated by reference to the designated exhibit of the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2014

10.13*	Morris Corporate Center Lease, incorporated by reference to the designated exhibit of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the SEC on November 5, 2009

10.14*	Non-negotiable Subordinated Secured Promissory Note, dated October 31, 2014, by the Company and Interpace Diagnostics, LLC in favor of RedPath Equityholder Representative, LLC, incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015

10.15*	Amendment No. 1 to Note, dated July 30, 2015, by and between Redpath Equityholder Representative, LLC, a Delaware limited liability company, and the Company, incorporated by reference to the designated exhibit of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC on November 12, 2015

10.16*	Limited Waiver, Consent and Amendment No. 2 to Note, dated October 30, 2015, by and among RedPath Equityholder Representative, LLC, PDI, Inc., and Interpace Diagnostics, LLC, incorporated by reference to the designated exhibit of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC on November 12, 2015

10.17*	Contingent Consideration Agreement, dated October 31, 2014, by and among the Company, Interpace Diagnostics, LLC and RedPath Equityholder Representative, LLC, incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015

10.18*	Settlement Agreement, dated January 28, 2013, by and between RedPath Integrated Pathology, Inc. (now known as Interpace Diagnostics Corporation) and the United States of America, incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015

10.19*	License Agreement, dated August 13, 2014, by and between Interpace Diagnostics, LLC and Asuragen, Inc., incorporated by reference to the designated exhibit of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 5, 2014

10.20*	CPRIT License Agreement, dated August 13, 2014, by and between Interpace Diagnostics, LLC and Asuragen, Inc., incorporated by reference to the designated exhibit of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 5, 2014

10.21*	Supply Agreement, dated August 13, 2014, by and between Interpace Diagnostics, LLC and Asuragen, Inc., incorporated by reference to the designated exhibit of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 5, 2014

10.22*	Guaranty, dated August 13, 2014 by the Company in favor of Asuragen, Inc., incorporated by reference to the designated exhibit of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 5, 2014

10.23*	Lease, dated October 10, 2007, by and between Spring Way Center, LLC and RedPath Integrated Pathology, Inc. (now known as Interpace Diagnostics, LLC), incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015

10.24*	Lease Renewal, dated April 3, 2013, by and between Spring Way Center, LLC and RedPath Integrated Pathology, Inc. (now known as Interpace Diagnostics, LLC), incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015

10.25*	Lease, dated June 28, 2015, by and between WE 2 Church Street South LLC and JS Genetics, LLC, incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015

10.26*	Amendment No. 1 to Lease, dated September 18, 2007, by and between WE 2 Church Street South LLC and JS Genetics, LLC, incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015

10.27*	Amendment No. 2 to Lease, dated August 29, 2008, by and between WE 2 Church Street South LLC and JS Genetics, LLC, incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015

10.28*	Amendment No. 3 to Lease, dated April 8, 2009, by and between WE 2 Church Street South LLC and JS Genetics, LLC, incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015

10.29*	Amendment No. 4 to Lease, dated September 16, 2010, by and between WE 2 Church Street South LLC and JS Genetics, LLC, incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015

10.30*	Amendment No. 5 to Lease, dated September 15, 2011, by and between WE 2 Church Street South LLC and JS Genetics, LLC, incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015

10.31*	Amendment No. 6 to Lease, dated March 5, 2014, by and between WE 2 Church Street South LLC and JS Genetics, LLC, incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015

10.32*	Amendment No. 7 to Lease, dated August 29, 2014, by and between WE 2 Church Street South LLC and JS Genetics, LLC, incorporated by reference to the designated exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015

10.33**	Amendment Agreement, dated December 7, 2015, by and between PDI, Inc. (n.k.a. Interpace Diagnostics Group, Inc.) and Nancy S. Lurker, incorporated by reference to the designated exhibit of the Company’s Current Report on Form 8-K filed with the SEC on December 8, 2015

10.34**	Agreement and General Release, dated January 6, 2016, by and between Gerald Melillo and PDI, Inc. (n.k.a. Interpace Diagnostics Group, Inc.), incorporated by reference to the designated exhibit of the Company’s Current Report on Form 8-K filed with the SEC on January 1, 2016

10.35**	Agreement and General Release, dated January 15, 2016, by and between Nancy S. Lurker and PDI, Inc. (n.k.a. Interpace Diagnostics Group, Inc.), incorporated by reference to the designated exhibit of the Company’s Current Report on Form 8-K, filed with the SEC on January 22, 2016.

10.36**	Severance Agreement and General Release, dated March 28, 2016, by and between Graham Miao and Interpace Diagnostics Group, Inc., incorporated by reference the designated exhibit of the Company’s Current Report on Form 8-K, filed with the SEC on March 29, 2016.

10.37**	Employment Separation Agreement between Interpace Diagnostics Group, Inc. and Nat Krishnamurti, effective as of June 22, 2016, incorporated by reference to the designated exhibit of Amendment No. 2 to the Company’s Current Report on Form 8-K filed with the SEC on June 22, 2016.

10.38**	Confidential Information, Non-Disclosure, Non-Solicitation, Non-Compete and Rights to Intellectual Property Agreement between Interpace Diagnostics Group, Inc. and Nat Krishnamurti, dated as of June 22, 2016, incorporated by reference to the designated exhibit of Amendment No. 2 to the Company’s Current Report on Form 8-K filed with the SEC on June 22, 2016.

10.39**	Form of Indemnification Agreement by and between Interpace Diagnostics Group, Inc. and its directors and executive officers, incorporated by reference to the designated exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 8, 2016.

10.40*	Credit Agreement and Security Agreement, dated as of September 28, 2016, by and among Interpace Diagnostics Group, Inc., Interpace Diagnostics Corporation, Interpace Diagnostics, LLC and SCM Specialty Finance Opportunities Fund, L.P., incorporated by reference to the designated exhibit to the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2016.

10.41*	Intercreditor Agreement, dated as of September 28, 2016, by and between SCM Specialty Finance Opportunities Fund, L.P. and RedPath Equityholder Representative, LLC and acknowledged and agreed to by Interpace Diagnostics Group, Inc., Interpace Diagnostics, LLC and Interpace Diagnostics Corporation, incorporated by reference to the designated exhibit to the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2016.

10.42*	Third Amendment to Non-Negotiable Subordinated Secured Promissory Note, dated as of September 30, 2016, by and among Interpace Diagnostics Group, Inc., Interpace Diagnostics, LLC and RedPath Equityholder Representative, LLC, incorporated by reference to the designated exhibit to the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2016.

10.43*	Management Engagement Letter, effective as of October 11, 2016, by and between Early Financial Consulting, LLC and Interpace Diagnostics Group, Inc., incorporated by reference to the designated exhibit to the Company’s Current Report on Form 8-K filed with the SEC on October 14, 2016.

10.44**	Incentive Stock Option Agreement between Interpace Diagnostics Group, Inc. and Jack E. Stover, incorporated by reference to the designated exhibit to the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2016.

10.45**	Incentive Stock Option Agreement between Interpace Diagnostics Group, Inc. and James Early, incorporated by reference to the designated exhibit to the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2016.

10.46**	Form of Incentive Stock Option Agreement, incorporated by reference to the designated exhibit to the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2016.

10.47*	Fourth Amendment to Non-Negotiable Subordinated Secured Promissory Note, dated as of October 31, 2016, by and among Interpace Diagnostics Group, Inc., Interpace Diagnostics, LLC and RedPath Equityholder Representative, LLC, incorporated by reference to the designated exhibit to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2016.

10.48**	Employment Agreement, dated as of October 28, 2016, by and between Interpace Diagnostics Group, Inc. and Jack E. Stover, incorporated by reference to the designated exhibit to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2016.

10.49*	Fifth Amendment to Non-Negotiable Subordinated Secured Promissory Note, dated as of November 16, 2016, by and among Interpace Diagnostics Group, Inc., Interpace Diagnostics, LLC and RedPath Equityholder Representative, LLC, incorporated by reference to the designated exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 17, 2016.

10.50*	Placement Agency Agreement by and between Interpace Diagnostics Group, Inc. and Maxim Group, LLC, incorporated by reference to the designated exhibit of the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2016.

10.51*	Form of Securities Purchase Agreement by and between Interpace Diagnostics Group, Inc. and certain purchasers named therein, incorporated by reference to the designated exhibit of the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2016.

10.52*	First Amendment of Lease, dated May 24, 2017, by and among Brookwood MC Investors, LLC, Brookwood MC II, LLC and Interpace Diagnostics Group, Inc.

10.53*	Lease Agreement, dated March 31, 2017, by and between Saddle Lane Realty, LLC and Interpace Diagnostics Group, Inc.

21.1*	Subsidiaries of the Registrant, incorporated by reference to the designated exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 3, 2017.

23.1*	Consent of BDO USA LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included as part of the signature pages hereto).

*	Previously filed.
**	Indicates a management contract or compensatory plan or arrangement.